MoneyGram International Reports Fourth Quarter and Full Year 2018 Financial Results
DALLAS (February 11, 2019) -- MoneyGram (NASDAQ:MGI) today reported financial results for its fourth quarter and full year ending December 31, 2018.
Fourth Quarter Financial Results

•	Total revenue of $345.8 million declined 15% on a reported basis and 14% on a constant currency basis compared to fourth quarter 2017.

◦
Money transfer revenue was $302.9 million, representing a decrease of 17% on a reported basis and a decrease of 16% on a constant currency basis as compared to fourth quarter 2017. Revenue results include the impact of de-risking the business through transaction and corridor specific compliance controls implemented during the year.

◦
Total digital revenue remained strong at 16% of money transfer revenue. Higher compliance standards, introductory pricing and an ongoing decline in the US-US corridor contributed to a 7% decrease in online revenue in the quarter as compared to fourth quarter 2017. Online transaction growth, excluding the US-US corridor, grew by more than 25%.

◦	Investment revenue was $14.0 million, an increase of $5.2 million on a year over year basis due to higher yields in 2018.

•
Net loss was $12.5 million compared to net loss of $52.5 million for fourth quarter 2017. EBITDA was $42.8 million, an increase of $67.1 million as compared to the year-ago period. The prior year period included an $85.0 million accrual related to the DPA matter. The quarter also includes:

◦	$6.4 million of restructuring and reorganization costs.

◦	An $11.0 million income tax expense compared to a $15.7 million income tax benefit in the year-ago period.

•	Adjusted EBITDA was $60.0 million and decreased by $11.3 million compared to fourth quarter 2017. Adjusted EBITDA margin was 17.4% and remained relatively flat when compared to fourth quarter 2017.

•	Diluted loss per share was $0.19 compared to diluted loss per share of $0.83 in the fourth quarter 2017. Adjusted diluted earnings per share was $0.01.

•	Adjusted Free Cash Flow was $21.1 million for the quarter, a decrease of $4.6 million.

Full Year 2018 Financial Results

•	Total revenue of $1,447.6 million declined 10% on a reported basis and 11% on a constant currency basis compared to 2017.

◦	Online revenue grew 8% primarily from new customer acquisitions. Total digital represented 16% of total money transfer revenue, an increase of more than 100 basis points compared to the prior year.

•
Net loss was $24.0 million as compared to $29.8 million in 2017. EBITDA was $172.9 million and increased by $37.2 million when compared to 2017 primarily due to the $85.0 million accrual related to the DPA, which also impacted net loss.

•	Net loss and EBITDA included $29.3 million of income in connection with the terminated merger with Ant Financial.

•	Adjusted EBITDA was $245.9 million, an 11% decrease on a reported basis and 13% on a constant currency basis compared to 2017.

•	Adjusted Free Cash Flow was $101.0 million, a decrease of $4.1 million from 2017.

“2018 was a pivotal year of building, modernizing, and de-risking as we accelerated our Digital Transformation efforts and re-baselined the business to lead in protecting consumers against fraud,” said Alex Holmes, MoneyGram's chairman and CEO.
He added: “We started the year with a limited online presence and ended the year with world-class capabilities in 24 countries. Our newly-updated app rivals that of any other fintech company, and we integrated with leading mobile wallet providers around the world. While revenue declined as a result of our planned actions to de-risk the business, thanks to the successful execution of cost-saving initiatives, we positioned the company to maintain Adjusted EBITDA margin and Adjusted Free Cash Flow.”
Restructuring and Reorganization
In the first quarter of 2018, the company initiated a restructuring and reorganization program as part of its Digital Transformation initiative. The company incurred $6.4 million of expenses in the fourth quarter and $20.4 million for the full year. This program reflects the alignment of the organization with the delivery of new digital touch-points for customers and agents and the optimization of the company’s global network. This program, which is substantially complete, realized efficiencies that resulted in $30.5 million of expense reductions in 2018 and, upon completion, the company expects to realize $55 million of efficiencies on an annualized basis.
Balance Sheet Highlights
The company ended 2018 with a cash and cash equivalent balance of $145.5 million compared to $190.0 million at the end of 2017. 2018 balances include the impact of a $70 million payment to the DOJ. Fourth quarter interest expense was $13.8 million, up $2.1 million from the prior year. Capital expenditures were $57.8 million for the full year compared to $83.6 million in 2017.
On February 1, 2019, the company announced it entered into an Amended and Restated Credit Agreement that decreases the aggregate revolving credit commitments to $45.0 million from $85.8 million and, among other things, increases the maximum secured leverage ratio for the fourth quarter of 2018 from 3.75:1 to 4.00:1, for the first quarter of 2019 from 3.50:1 to 4.25:1 and for the second quarter of 2019 from 3.50:1 to 4.50:1.
Full Year 2019 Outlook
For the full year 2019, the company is projecting revenue to decline approximately 2 to 4 percent on a constant currency basis and Adjusted EBITDA is expected to decline approximately 8 to 12 percent on a constant currency basis. As a result of the company's compliance changes implemented in 2018, the company anticipates the bulk of the revenue and Adjusted EBITDA decline to occur in the first half of the year. The company anticipates returning to full year growth for both revenue and Adjusted EBITDA, on a constant currency basis, in 2020.

“Looking forward, 2019 will be the Year of the Customer - the year to acquire, learn, and retain. The results of the customer experience initiatives launched last year will enable us to recapture growth, deliver on our vision to offer an exceptional experience with each transaction and continue to lead in compliance. As we capitalize on the strength of our digital & physical network we will provide consumers with the protection, choice and convenience they demand in this omnichannel environment," said Alex Holmes, MoneyGram's chairman and CEO.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the company’s projected results of operations, specific factors expected to impact the company’s results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with the DPA entered into with the U.S. federal government and the effect of the DPA on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the Securities and Exchange Commission (the “SEC”), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2017.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s SEC filings may be obtained by contacting MoneyGram, through MoneyGram’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs, compliance enhancement program costs, direct monitor costs, legal and contingent matter costs, restructuring and reorganization costs, currency changes and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows
Table Eight	-	2018 Versus 2017 Excluding Asset-Backed Security Redemption

Conference Call
MoneyGram International will host a conference call on February 11, at 3:30 p.m. CT, 4:30 p.m. ET, to discuss its results. Alex Holmes, chairman and chief executive officer, and Larry Angelilli, chief financial officer, will host the call.

Participant Dial-In Numbers:
U.S.:     1-888-221-3881
International: +1-646-828-8193
Webcast:    http://public.viavid.com/index.php?id=133064
Replay:    1-844-512-2921 or 1-412-317-6671
Replay ID:     2103949
Replay is available through February 18, 2019
About MoneyGram International
MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

CONTACT:
Media Relations:
Wendi Schlarb
214-999-7687
media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017

REVENUE
Fee and other revenue	$331.8	$399.4	$(67.6)	$1,398.1	$1,560.9	$(162.8)
Investment revenue	14.0	8.8	5.2	49.5	41.2	8.3
Total revenue	345.8	408.2	(62.4)	1,447.6	1,602.1	(154.5)

Total revenue change, as reported	(15)%	(2)%		(10)%	(2)%
Total revenue change, constant currency	(14)%	(4)%		(11)%	(2)%

OPERATING EXPENSES
Total commissions and direct transaction expenses (1)	176.6	202.1	(25.5)	732.2	794.0	(61.8)
Compensation and benefits (2)	58.7	68.7	(10.0)	259.8	271.8	(12.0)
Transaction and operations support (1) (3)	63.6	156.0	(92.4)	298.8	380.5	(81.7)
Occupancy, equipment and supplies	14.6	17.1	(2.5)	62.0	66.1	(4.1)
Depreciation and amortization	18.6	19.3	(0.7)	76.3	75.1	1.2
Total operating expenses (2)	332.1	463.2	(131.1)	1,429.1	1,587.5	(158.4)
OPERATING INCOME (LOSS) (2)	13.7	(55.0)	68.7	18.5	14.6	3.9
Other expenses
Interest expense	13.8	11.7	2.1	53.6	45.3	8.3
Other non-operating expense (income) (2)	1.4	1.5	(0.1)	(24.2)	5.9	(30.1)
Total other expenses (2)	15.2	13.2	2.0	29.4	51.2	(21.8)
Loss before income taxes	(1.5)	(68.2)	66.7	(10.9)	(36.6)	25.7
Income tax expense (benefit)	11.0	(15.7)	26.7	13.1	(6.8)	19.9
NET LOSS	$(12.5)	$(52.5)	$40.0	$(24.0)	$(29.8)	$5.8

LOSS PER COMMON SHARE
Basic	$(0.19)	$(0.83)	$0.64	$(0.37)	$(0.47)	$0.10
Diluted	$(0.19)	$(0.83)	$0.64	$(0.37)	$(0.47)	$0.10

Weighted-average outstanding common shares and equivalents used in computing loss per share
Basic	64.5	63.1	1.4	64.3	62.9	1.4
Diluted	64.5	63.1	1.4	64.3	62.9	1.4

(1) 2017 financial information reflects the income statement presentation change outlined in Table 8 of Exhibit 99.1 that was furnished as part of the Company's Form 8-K dated May 7, 2018.
(2) 2017 financial information reflects the adoption of ASU 2017-07.
(3) Year-to-date 2018 includes an accrual of $40.0 million and 2017 quarter-to-date and year-to-date both include an accrual of $85.0 million related to the resolution of the DPA matter.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017
Money transfer revenue	$302.9	$366.4	$(63.5)	$1,273.4	$1,421.8	$(148.4)
Bill payment revenue	16.8	20.2	(3.4)	74.5	86.3	(11.8)
Total revenue	$319.7	$386.6	$(66.9)	$1,347.9	$1,508.1	$(160.2)

Commissions and direct transaction expenses (1)	$170.1	$199.0	$(28.9)	$711.6	$784.0	$(72.4)

Operating income (loss)	$6.7	$(56.1)	$62.8	$(5.9)	$4.9	$(10.8)

Operating margin	2.1%	(14.5)%		(0.4)%	0.3%

Money transfer revenue change, as reported	(17)%	(1)%		(10)%	(2)%
Money transfer revenue change, constant currency	(16)%	(3)%		(12)%	(2)%

Financial Paper Products

(Amounts in millions, except percentages)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017
Money order revenue	$13.7	$13.0	$0.7	$55.3	$55.0	$0.3
Official check revenue	12.4	8.6	3.8	44.4	39.0	5.4
Total revenue	$26.1	$21.6	$4.5	$99.7	$94.0	$5.7

Total commissions expense	$6.5	$3.1	$3.4	$20.6	$10.0	$10.6

Operating income	$8.3	$5.0	$3.3	$30.6	$31.8	$(1.2)

Operating margin	31.8%	23.1%		30.7%	33.8%

(1) 2017 financial information reflects the income statement presentation change outlined in Table 8 of Exhibit 99.1 that was furnished as part of the Company's Form 8-K dated May 7, 2018.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017

Revenue (as reported)	$319.7	$386.6	$(66.9)	$1,347.9	$1,508.1	$(160.2)

Adjusted operating income	$22.6	$37.4	$(14.8)	$90.9	$127.7	$(36.8)

Legal and contingent matters	(2.2)	(85.0)	82.8	(44.3)	(85.0)	40.7
Restructuring and reorganization costs	(6.2)	—	(6.2)	(19.9)	—	(19.9)
Compliance enhancement program	(1.4)	(0.8)	(0.6)	(10.1)	(7.5)	(2.6)
Direct monitor costs	(3.9)	(3.4)	(0.5)	(11.3)	(16.0)	4.7
Stock-based compensation expense	(2.2)	(3.1)	0.9	(11.2)	(13.1)	1.9
Severance and related costs	—	(1.2)	1.2	—	(1.2)	1.2
Total adjustments	(15.9)	(93.5)	77.6	(96.8)	(122.8)	26.0

Operating income (loss) (as reported)	$6.7	$(56.1)	$62.8	$(5.9)	$4.9	$(10.8)

Adjusted operating margin	7.1%	9.7%		6.7%	8.5%
Total adjustments	(5.0)%	(24.2)%		(7.2)%	(8.1)%
Operating margin (as reported)	2.1%	(14.5)%		(0.4)%	0.3%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017

Revenue (as reported)	$26.1	$21.6	$4.5	$99.7	$94.0	$5.7

Adjusted operating income	$9.1	$5.8	$3.3	$34.6	$34.7	$(0.1)

Compliance enhancement program	(0.6)	(0.4)	(0.2)	(2.8)	(1.5)	(1.3)
Stock-based compensation expense	(0.2)	(0.4)	0.2	(1.2)	(1.4)	0.2
Total adjustments	(0.8)	(0.8)	—	(4.0)	(2.9)	(1.1)

Operating income (as reported)	$8.3	$5.0	$3.3	$30.6	$31.8	$(1.2)

Adjusted operating margin	34.9%	26.9%		34.7%	36.9%
Total adjustments	(3.1)%	(3.7)%		(4.0)%	(3.1)%
Operating margin (as reported)	31.8%	23.1%		30.7%	33.8%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		2018 vs	Twelve Months Ended December 31,		2018 vs
	2018	2017	2017	2018	2017	2017

Loss before income taxes	$(1.5)	$(68.2)	$66.7	$(10.9)	$(36.6)	$25.7
Interest expense	13.8	11.7	2.1	53.6	45.3	8.3
Depreciation and amortization	18.6	19.3	(0.7)	76.3	75.1	1.2
Signing bonus amortization	11.9	12.9	(1.0)	53.9	51.9	2.0
EBITDA	42.8	(24.3)	67.1	172.9	135.7	37.2

Significant items impacting EBITDA:
Restructuring and reorganization costs	6.4	—	6.4	20.1	—	20.1
Direct monitor costs	3.9	3.4	0.5	11.3	16.0	(4.7)
Stock-based, contingent and incentive compensation	2.4	3.5	(1.1)	12.4	14.5	(2.1)
Legal and contingent matters (1)	2.3	84.0	(81.7)	45.0	85.9	(40.9)
Compliance enhancement program	2.0	1.2	0.8	12.9	9.6	3.3
Severance and related costs	0.2	1.5	(1.3)	0.6	1.5	(0.9)
Costs (income) related to the terminated merger with Ant Financial (2)	—	2.0	(2.0)	(29.3)	12.7	(42.0)
Adjusted EBITDA	$60.0	$71.3	$(11.3)	$245.9	$275.9	$(30.0)

Adjusted EBITDA margin (3)	17.4%	17.5%	(0.1)%	17.0%	17.2%	(0.2)%

Adjusted EBITDA change, as reported	(16)%			(11)%
Adjusted EBITDA change, constant currency adjusted	(15)%			(13)%

Adjusted EBITDA	$60.0	$71.3	$(11.3)	$245.9	$275.9	$(30.0)
Cash payments for interest	(13.3)	(10.8)	(2.5)	(50.7)	(41.9)	(8.8)
Cash payments for taxes, net of refunds	(0.9)	1.4	(2.3)	(4.8)	(5.0)	0.2
Cash payments for capital expenditures	(13.3)	(20.5)	7.2	(57.8)	(83.6)	25.8
Cash payments for agent signing bonuses	(11.4)	(15.7)	4.3	(31.6)	(40.3)	8.7
Adjusted Free Cash Flow	$21.1	$25.7	$(4.6)	$101.0	$105.1	$(4.1)

(1) 2018 year-to-date includes an accrual of $40.0 million and 2017 quarter-to-date and year-to-date both include an accrual of $85.0 million related to the resolution of the DPA matter.
(2) Costs include, but are not limited to, legal, bank and consultant fees and income includes the $30.0 million merger termination fee.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2018	2017	2018	2017

Net loss	$(12.5)	$(52.5)	$(24.0)	$(29.8)
Total adjustments (1)	17.2	95.6	73.0	140.2
Tax impacts of adjustments (2)	(4.1)	(4.2)	(8.5)	(19.8)
Tax reform impact (3)	—	(22.8)	—	(22.8)
Adjusted net income	$0.6	$16.1	$40.5	$67.8

Diluted loss per common share	$(0.19)	$(0.83)	$(0.37)	$(0.47)

Diluted adjustments per common share	0.20	1.09	1.00	1.55

Diluted adjusted earnings per common share	$0.01	$0.26	$0.63	$1.08

Diluted weighted-average outstanding common shares and equivalents	64.5	63.1	64.3	62.9

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) One-time net benefit from the remeasurement of deferred tax assets and liabilities due to the Tax Cuts and Jobs Act of 2017.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$145.5	$190.0
Settlement assets	3,373.8	3,756.9
Property and equipment, net	193.9	214.9
Goodwill	442.2	442.2
Other assets	140.7	168.5
Total assets	$4,296.1	$4,772.5

LIABILITIES
Payment service obligations	$3,373.8	$3,756.9
Debt, net	901.0	908.1
Pension and other postretirement benefits	76.6	97.3
Accounts payable and other liabilities	213.5	255.5
Total liabilities	4,564.9	5,017.8

STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at December 31, 2018 and December 31, 2017	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at December 31, 2018 and December 31, 2017	0.6	0.6
Additional paid-in capital	1,046.8	1,034.8
Retained loss	(1,403.6)	(1,336.1)
Accumulated other comprehensive loss	(67.5)	(63.0)
Treasury stock: 3,207,118 and 4,585,223 shares at December 31, 2018 and December 31, 2017, respectively	(29.0)	(65.5)
Total stockholders’ deficit	(268.8)	(245.3)
Total liabilities and stockholders’ deficit	$4,296.1	$4,772.5

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions)	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24.0)	$(29.8)
Adjustments to reconcile net loss to net cash provided by operating activities	53.3	162.3
Net cash provided by operating activities	29.3	132.5

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(57.8)	(83.6)
Net cash used in investing activities	(57.8)	(83.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(9.8)	(9.8)
Proceeds from exercise of stock options and other	—	1.7
Payments to tax authorities for stock-based compensation	(6.2)	(8.0)
Net cash used in financing activities	(16.0)	(16.1)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(44.5)	32.8

CASH AND CASH EQUIVALENTS—Beginning of period	190.0	157.2
CASH AND CASH EQUIVALENTS—End of period	$145.5	$190.0

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
2018 VERSUS 2017 EXCLUDING ASSET-BACKED SECURITY REDEMPTION
(Unaudited)

(Amounts in millions)	Twelve Months Ended December 31, 2017
	Reported	Security Redemption (1)	As Excluded

Investment revenue	$41.2	$(12.2)	$29.0
Total revenue	1,602.1	(12.2)	1,589.9
Net loss	(29.8)	(12.2)	(42.0)
EBITDA	135.7	(12.2)	123.5
Adjusted EBITDA	275.9	(12.2)	263.7
Adjusted Free Cash Flow	$105.1	$(12.2)	$92.9

(1) Represents the $12.2 million gain from the one-time redemption of an asset-backed security in the second quarter of 2017. There was no net tax expense impact from the gain.

(Amounts in millions, except percentages)	Twelve Months Ended December 31,		2018 vs 2017
	2018	2017	$	%
		As Excluded

Investment revenue	$49.5	$29.0	$20.5	71%
Total revenue	1,447.6	1,589.9	(142.3)	(9)
Net loss	(24.0)	(42.0)	18.0	43
EBITDA	172.9	123.5	49.4	40
Adjusted EBITDA	245.9	263.7	(17.8)	(7)
Adjusted Free Cash Flow	$101.0	$92.9	$8.1	9%

Adjusted EBITDA Margin	17.0%	16.6%